Exhibit 15.2

Date: April 19, 2023

VIPSHOP HOLDINGS LIMITED

128 Dingxin Road,

Haizhu District, Guangzhou 510220

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in Vipshop Holdings Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2022, which will be filed by Vipshop Holdings Limited in April 2023 with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F of Vipshop Holdings Limited into its registration statements on Form S-8 (No. 333-181559, No. 333-199515, No. 333-222218, and No. 333-248504).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES